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Exhibit 23.1

Consent of Independent Auditor

        We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the following Registration Statements of HCP, Inc. and in the related Prospectus and Prospectus Supplements of our report dated February 1, 2011, with respect to the consolidated financial statements of HCR Properties, LLC, as of December 31, 2010 and 2009 and for the three years ended December 31, 2010, included in the Current Report (Form 8-K) dated March 22, 2011:

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  Form S-3ARS, File No. 333-161721, related to the unspecified indeterminate shelf registration of common stock, preferred stock, depository shares, debt securities, warrants or other rights, stock purchase contracts and units;

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  Form S-8, File No. 333-161720, related to the registration of additional securities related to the 2006 Performance Incentive Plan;

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  Form S-8, File No. 333-90353, related to the American Health Properties, Inc. 1994 Stock Incentive Plan, American Health Properties, Inc. Nonqualified Stock Option Plan For Nonemployee Directors, American Health Properties, Inc. 1990 Stock Incentive Plan and American Health Properties, Inc. 1988 Stock Option Plan;

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  Form S-8, File No. 333-54784, related to the 2000 Stock Incentive Plan;

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  Form S-8, File No. 333-135679, related to the Health Care Property Investors, Inc. 2006 Performance Incentive Plan;

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  Form S-3, File No. 333-99067, related to the registration of 738,923 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-99063, related to the registration of 160,026 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-95487, related to the registration of 593,247 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

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  Form S-3, File No. 333-122456, related to the registration of 554,890 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah II, LLC;

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  Form S-3, File No. 333-119469, related to the registration of 2,129,078 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Tennessee, LLC;

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  Form S-3, File No. 333-124922, related to the registration of 53,602 shares of common stock to be issued upon conversion of non-managing member interests in HCPI/Utah, LLC;

/s/ Ernst & Young LLP
Toledo, OH March 21, 2011

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  Exhibit 23.1